SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2004

KIRKLAND’S, INC.

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	000-49885	62-1287151
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or	file	Identification
Organization)	number)	Number)

805 NORTH PARKWAY
JACKSON, TENNESSEE 38305
(Address of principal executive offices)

(731) 668-2444
(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.
Signatures

Item 12. Results of Operations and Financial Condition.

     On February 5, 2004, Kirkland’s, Inc. (the “Company”) issued a press release reporting sales results for the 13-week and 52-week periods ended January 31, 2004 (the “Press Release”). A copy of the Press Release is attached hereto as Annex 1 and is incorporated by reference into this Item 12.

     The Press Release included one or more “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission’s Regulation G. With respect to each such non-GAAP financial measure, the Company has disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

     These non-GAAP financial measures have been presented because management uses this information in monitoring and evaluating the Company’s on-going financial results and trends and believes that as a result, this information will be useful to investors. The disclosure in this Form 8-K of any financial information shall not constitute an admission that such information is material.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.

Date: February 6, 2003	By:	Robert E. Alderson Robert E. Alderson President and Chief Executive Officer

Annex 1

(KIRKLAND’S LOGO)

News Release

Contact:	Rennie Faulkner
Executive Vice President & CFO
(731) 668-2444

KIRKLAND’S REPORTS FOURTH QUARTER SALES
Sets Double-Digit Sales and Earnings Growth Targets for Fiscal 2004

JACKSON, Tenn. (February 5, 2004) — Kirkland’s, Inc. (NASDAQ/NM: KIRK) today announced sales for the 13-week and 52-week periods ended January 31, 2004.

     Net sales for the fourth quarter ended January 31, 2004, increased 5.6% to $132.7 million from $125.7 million for the fourth quarter ended February 1, 2003. Comparable store sales for the fourth quarter of 2003 decreased 4.7%, in line with guidance the Company announced in January 2004. Kirkland’s comparable store sales decreased 1.0% for the fourth quarter of fiscal 2002.

     Net sales for the 52-week period ended January 31, 2004, increased 8.1% to $369.2 million from $341.5 million for the 52-week period ended February 1, 2003. Comparable store sales for fiscal 2003 decreased 0.2% compared with an 8.4% increase in the prior year.

     Kirkland’s also affirmed its previously issued guidance of income of $0.72 to $0.76 per diluted share for the fourth quarter and $0.91 to $0.95 per diluted share for fiscal 2003, before taking into account a one-time charge of $0.03 per diluted share in both periods related to the termination of certain warehouse leases. The Company will release its fourth quarter and full year financial results and issue detailed guidance for fiscal 2004 after the market closes on March 17, 2004. The Company also will discuss its fourth quarter and full year results and its outlook for fiscal 2004 on its regularly scheduled earnings conference call at 10:00 a.m. EST on March 18, 2004.

     Commenting on the announcement, Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “Consistent with our announcement in mid-January, we finished the quarter with sales and merchandise margins in line with revised expectations. Our post-Christmas clearance event has been a success, as we have seen higher transaction volumes and better sales trends in recent weeks while simultaneously rationalizing our inventories in preparation for first quarter. While overall customer demand for home décor merchandise was not as strong as originally expected in the fourth quarter, we believe that our strategy of not chasing sales with unproductive markdowns enabled us to preserve a modest earnings increase for the period. Year-end inventories on a per-store basis were less than prior year, which has put our stores in a good position to receive fresh merchandise in February and March. Moreover, we remain confident in our unique concept and our strong value proposition and will be concentrating on strategies to re-establish solid sales momentum as we begin 2004.”

     The Company also introduced its targets for sales and earnings growth in fiscal 2004. Kirkland’s expects to issue detailed sales and earnings guidance when it reports full fiscal 2003

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KIRK Reports Q4 Sales

February 5, 2004

results in March. The Company expects to achieve an increase of 15% to 18% in net sales for fiscal 2004 and growth in earnings per share in the range of 12% to 15%. These goals are based upon 50 to 55 new store openings and 10 to 15 store closings in fiscal 2004 and include the collective impact of transition costs relating to the Company’s new distribution center and the implementation of a wide-area network linking the Company’s stores and corporate headquarters. The Company estimates that these two initiatives will result in incremental expenses of $0.03 per diluted share in the second quarter and $0.01 per diluted share in each of the third and fourth quarters of fiscal 2004.

     Mr. Alderson added, “We remain optimistic about the new store growth opportunities we continue to identify as we advance toward our goal of building a 1,000-store chain. For the second straight year, we expect a very active schedule of openings with an expected net increase of 40 stores during fiscal 2004. Sales from the 42 stores opened in fiscal 2003 generally have been in line with our stated store model. For the most part, new stores in existing Kirkland’s markets have opened with higher sales volumes than those in new markets, which is to be expected. We have been especially pleased with the early performance of our 17 new off-mall locations, which on average have posted higher initial sales volumes than the average new mall store. While we will continue to evaluate multiple properties within our chosen markets, our current expectation is that off-mall locations will comprise an even larger proportion of the new store class for fiscal 2004.

     “We are excited about the important steps we are taking to improve our supply chain and store-level operations with our new distribution center and wide-area network. Construction of the distribution center is on schedule, and we expect to begin installing and testing material handling equipment and information systems within the next 45 days. We still expect to complete the transition from our existing distribution facilities and commence operations in the new building during the second quarter of fiscal 2004.”

     Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 279 stores in 34 states. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company’s stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

     Kirkland’s reports net income and earnings per diluted share in accordance with generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis to exclude certain effects of the Company’s July 10, 2002, initial public offering and a one-time lease termination charge expected in the fourth quarter of fiscal 2003. For a description of these adjustments, please refer to the “Reconciliation of Non-GAAP Financial Measures” which is included as part of this release.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 1, 2003. Kirkland’s disclaims any obligation to update any such factors or to

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KIRK Reports Q4 Sales

February 5, 2004

publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Q4 Sales

February 5, 2004

KIRKLAND’S, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In addition to forecasting in accordance with generally accepted accounting principles (GAAP), we have forecasted our operating results on a non-GAAP basis to exclude the anticipated impact of a one-time lease termination charge to be taken during the fourth quarter of fiscal 2003. This non-GAAP information is used internally to evaluate our performance without regard to the non-recurring financial effect of this charge. We believe that this presentation provides investors with additional insight into our anticipated operating performance.

Guidance For Forecasted Diluted Earnings Per Share

The following sets forth the reconciliation of forecasted diluted earnings per share before lease termination charge to forecasted GAAP diluted earnings per share:

	Fiscal Quarter Ended	Fiscal Year Ended
	January 31,	January 31,
	2004	2004

Forecasted diluted earnings per share before lease termination charge	$0.72 - $0.76	$0.91 - $0.95
Anticipated effect of lease termination charge (on a per share basis, after tax)	$0.03	$0.03

Forecasted GAAP diluted earnings per share	$0.69 - $0.73	$0.88 - $0.92

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